Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES SECOND QUARTER 2018 FINANCIAL AND OPERATING RESULTS AND ANNOUNCES ACCRETIVE ACQUISITION

Midland, TX (August 8, 2018) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2018.

Additionally, Diamondback today announced it has entered into a definitive purchase agreement to acquire all leasehold interests and related assets of Ajax Resources, LLC (“the Seller” or “Ajax”) for $900 million in cash and 2.58 million shares of Diamondback common stock, subject to certain adjustments. The cash portion of this transaction is expected to be funded through a combination of cash on hand, cash proceeds from the previously announced drop down sale ("drop down") of mineral interests to Viper Energy Partners LP ("Viper"), borrowings under the Company's revolving credit facility and/or proceeds from one or more capital markets transactions, which may include a debt offering.

SECOND QUARTER HIGHLIGHTS

•	Q2 2018 net income of $219 million, or $2.22 per diluted share; adjusted net income (as defined and reconciled below) of $158 million, or $1.59 per diluted share

•	Q2 2018 production of 112.6 Mboe/d (73% oil), up 10% over Q1 2018 and 46% year over year

•
Increasing pro forma full year 2018 production guidance range to 115.0 – 119.0 Mboe/d, up 4% from prior guidance midpoint; implies over 45% annualized growth at the midpoint from full year 2017 average daily production

•	Q2 2018 cash dividend of $0.125 per share payable on August 27, 2018; implies a 0.4% annualized yield based on August 6, 2018 share closing price of $133.62

•	Executed agreements to secure firm oil transportation out of the basin at fixed discounts to Gulf Coast pricing beginning Q3 2018; term sales agreements cover the remainder of expected production

•
Executed agreement for option to acquire up to 10% equity interest in the EPIC Crude Oil Pipeline project; increases previously announced volume commitment from 50,000 bo/d to 100,000 bo/d (50% take or pay)

•	Announced drop down sale of 1,696 net royalty acres to Viper for $175 million, subject to post-closing adjustments; expected to close in August 2018

AJAX ACQUISITION

•	25,493 net leasehold acres in the Northern Midland Basin, including ~21,000 net acres in Northwest Martin and Northeast Andrews counties; ~89% held by production (“HBP”)

•	Producing over net 12,100 boe/d (88% oil) as of August 6, 2018

•	362 net identified potential horizontal drilling locations with an average lateral length of over 9,500 feet; ~220 net potential locations in the top quartile of Diamondback’s current inventory

•	~99% of acreage operated, with average 99% working interest and 23% average royalty burden

•	Acreage HBP allows for 12+ well multi-zone pad development in the Middle Spraberry, Lower Spraberry and Wolfcamp A

•	Ajax midstream infrastructure includes 40 Mb/d in saltwater gathering and disposal, 45 Mb/d of existing fresh water production and ownership of over 700 surface acres

•	Accretive on NAV, acreage, top quartile inventory and 2019 financial metrics

•	Company will issue 2.58 million shares of Diamondback common stock to the Seller valued at $345 million based on the August 6, 2018 closing price of $133.62

•
Diamondback intends to finance the cash portion of the purchase price, subject to market conditions and other factors, through a combination of cash on hand, cash received from the recently signed mineral drop down to Viper, existing borrowing capacity and/or proceeds from one or more capital markets transactions, which may include a debt offering

•	An effective date of July 1, 2018 with anticipated close at the end of October 2018, subject to continued diligence and closing conditions

•	Upon completion, the pending Ajax acquisition will bring Diamondback’s total leasehold interests to approximately 230,000 net surface acres in the Permian Basin

“Diamondback extended its track record of successful execution in the second quarter, growing production 10% quarter over quarter, while maintaining its peer leading cash margins and return on average capital employed. Additionally, I am extremely pleased with our organization's continued ability to deliver on securing firm takeaway out of the Permian as we look to maximize our exposure to international pricing. Diamondback's oil marketing strategy in the near term is to secure firm transportation at fixed discounts to Gulf Coast pricing while not compromising realizations over the long term," stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, "Diamondback’s announced acquisition of high quality assets from Ajax Resources provides additional Tier 1 resource directly adjacent to our existing acreage in Northwest Martin and Northeast Andrews counties. With approximately 220 net locations capable of generating 100% or greater IRRs at $60/Bbl across three zones, this transaction is accretive to our top quartile inventory, NAV and 2019 financial metrics. We expect the transaction to close at the end of October 2018, with interim Ajax development focused on large multi-well, multi-zone pad development to be assumed by Diamondback in November. Credit is due to the Ajax team for displaying impressive results in two emerging zones for the area, the Wolfcamp A and Middle Spraberry. These results highlight the value of this acreage in our existing portfolio, and more than doubles Diamondback's inventory to 680 net pro forma locations in this area."

Rich Little, Chief Executive Officer of Ajax Resources stated, “This transaction represents a logical transition for the Ajax asset base, as it complements Diamondback’s acreage position very well and further consolidates the Northern Midland Basin.  I am extremely proud of what the Ajax team accomplished over the past three years.  With the strong sponsorship and support of our private equity partner, Kelso, we were able to deploy the necessary resources and capital to delineate and strategically develop an underexploited asset base.”

OPERATIONAL HIGHLIGHTS

Diamondback’s Q2 2018 production was 112.6 Mboe/d (73% oil), up 46% year over year from 77.0 Mboe/d in Q2 2017, and up 10% quarter over quarter from 102.6 Mboe/d in Q1 2018.

During the second quarter of 2018, Diamondback drilled 53 gross horizontal wells and turned 50 operated horizontal wells to production. The average completed lateral length for second quarter wells was 9,300 feet. Operated completions during the second quarter consisted of 29 Wolfcamp A wells, 18 Lower Spraberry wells and three Wolfcamp B wells.

The Company operated 11 drilling rigs and five dedicated frac spreads during the second quarter of 2018, and plans to add its 12th and 13th operating rigs to development during the third quarter of 2018. Diamondback continues to expect to turn between 170 and 190 gross operated horizontal wells to production for the full year 2018.

OPERATIONS UPDATE
In Pecos County, Diamondback continues to exceed performance expectations from operated completions targeting the Wolfcamp A. The Company recently completed four Wolfcamp A wells with an average lateral of 9,995 feet. These wells achieved an average peak 30-day 2-stream flowing initial production ("IP") rate of 146 boe/d per 1,000 feet (86% oil).

In Reeves County, Diamondback recently completed two Wolfcamp A wells with an average lateral length of 10,228 feet. These wells have achieved a current average peak 30-day flowing IP rate of 219 boe/d per 1,000 feet (81% oil).

FINANCIAL HIGHLIGHTS
Diamondback's second quarter 2018 net income was $219 million, or $2.22 per diluted share. Adjusted net income (a non-GAAP financial measure as defined and reconciled below) was $158 million, or $1.59 per diluted share.

Second quarter 2018 Adjusted EBITDA (as defined and reconciled below) was $370 million, up 9% from $341 million in Q1 2018.

Second quarter 2018 average realized prices were $61.57 per barrel of oil, $1.54 per Mcf of natural gas and $28.02 per barrel of natural gas liquids, resulting in a total equivalent unhedged price of $50.26/boe, down 1% from $50.55/boe in Q1 2018.

Diamondback's cash operating costs for the second quarter 2018 were $8.83 per boe, including lease operating expenses ("LOE") of $4.16 per boe, cash general and administrative expenses of $0.87 per boe and taxes and transportation of $3.80 per boe.

As of June 30, 2018, Diamondback had $81 million in standalone cash and $322 million outstanding under its revolving credit facility.

During the second quarter of 2018, Diamondback spent $338 million on drilling, completion and non-operated properties, and $88 million on infrastructure and midstream.

DIVIDEND DECLARATION

Diamondback announced today that the Company's Board of Directors has declared a cash dividend for the second quarter of 12.5 cents per common share payable on August 27, 2018, to stockholders of record at the close of business on August 20, 2018.

PRO FORMA FULL YEAR 2018 GUIDANCE

Pro forma for the pending Ajax acquisition, Diamondback is increasing its full year 2018 production guidance to a range of 115.0 Mboe/d to 119.0 Mboe/d, up 4% from the midpoint of the prior range.

Additionally, Diamondback is narrowing full year 2018 CAPEX guidance to a range of $1.4 to $1.5 billion from $1.3 to $1.5 billion previously.

2018 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total Net Production – MBoe/d	115.0 – 119.0	16.5 - 17.0
Oil Production - % of Net Production	73% - 76%	70% - 73%

Unit costs ($/boe)
Lease operating expenses, including workovers	$3.75 - $4.50
Gathering & Transportation	$0.25 - $0.75	$0.10 - $0.20
G&A
Cash G&A	Under $1.00	$0.75 - $1.25
Non-cash equity-based compensation	$0.75 - $1.25	$0.75 - $1.25
DD&A	$11.00 - $14.00	$8.00 - $11.00
Interest expense (net of interest income)	$1.00 - $2.00

Production and ad valorem taxes (% of revenue)(a)	7.0%	7.0%
Corporate tax rate (% of pre-tax income)	20% - 23%

Gross horizontal D,C&E/Ft. - Midland Basin	$760 - $810
Gross horizontal D,C&E/Ft. - Delaware Basin	$1,175 - $1,225
Horizontal wells completed (net)	170 - 190 (146 - 163)

Capital Budget ($ - million)
Horizontal drilling and completion	$1,225 - $1,300
Infrastructure	$175 - $200
2018 Capital Spend	$1,400 - $1,500

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the second quarter of 2018 on Thursday, August 9, 2018 at 9:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 8983618. A telephonic replay will be available from 12:00 p.m. CT on Thursday, August 9, 2018 through Thursday, August 16, 2018 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 8983618. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the pending Ajax transaction. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Oil, natural gas and natural gas liquids	$514,937	$267,434	$981,696	$499,932
Lease bonus	928	583	928	2,185
Midstream services	7,983	1,417	19,378	2,547
Other operating income	2,425	—	4,466	—
Total revenues	526,273	269,434	1,006,468	504,664
Operating expenses:
Lease operating expenses	42,647	28,989	79,992	55,615
Production and ad valorem taxes	32,202	15,879	59,506	31,604
Gathering and transportation	6,813	3,015	11,098	5,634
Midstream services	17,601	1,828	28,790	2,682
Depreciation, depletion and amortization	129,867	75,173	245,083	134,102
General and administrative expenses(1)	14,529	11,892	30,854	25,636
Asset retirement obligation accretion	365	350	720	673
Other operating expense	946	—	1,476	—
Total expenses	244,970	137,126	457,519	255,946
Income from operations	281,303	132,308	548,949	248,718
Other income (expense):
Interest expense, net	(17,096)	(8,245)	(30,797)	(20,470)
Other income, net	84,472	8,324	87,208	9,469
Gain (loss) on derivative instruments, net	(58,587)	33,320	(90,932)	71,021
Gain on revaluation of investment	4,465	—	5,364	—
Total other income (expense), net	13,254	33,399	(29,157)	60,020
Income before income taxes	294,557	165,707	519,792	308,738
Provision for (benefit from) income taxes	(6,607)	1,579	40,474	3,536
Net income	301,164	164,128	479,318	305,202
Net income attributable to non-controlling interest	82,018	5,723	97,360	10,524
Net income attributable to Diamondback Energy, Inc.	$219,146	$158,405	$381,958	$294,678

Earnings per common share:
Basic	$2.22	$1.61	$3.87	$3.08
Diluted	$2.22	$1.61	$3.87	$3.07
Weighted average common shares outstanding:
Basic	98,614	98,142	98,584	95,665
Diluted	98,797	98,354	98,820	95,925
Dividends declared per share	0.125	—	0.250	—

(1)	Includes non-cash expense of $5,650 and $6,168 for the three months ended June 30, 2018 and 2017, respectively, and $13,101 and $13,231 for the six months ended June 30, 2018 and 2017, respectively.

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018	Three Months Ended June 30, 2017
Production Data:
Oil (MBbl)	7,478	6,800	5,236
Natural gas (MMcf)	7,367	6,546	4,939
Natural gas liquids (MBbls)	1,540	1,344	945
Oil Equivalents (MBOE)(1)(2)	10,246	9,235	7,005
Average daily production (BOE/d)(2)	112,592	102,607	76,977
% Oil	73%	74%	75%

Average sales prices:
Oil, realized ($/Bbl)	$61.57	$61.66	$45.43
Natural gas realized ($/Mcf)	1.54	2.20	2.57
Natural gas liquids ($/Bbl)	28.02	24.64	17.83
Average price realized ($/BOE)	50.26	50.55	38.18
Oil, hedged ($/Bbl)(3)	55.53	56.82	46.32
Natural gas, hedged ($ per MMbtu)(3)	1.57	2.29	3.52
Average price, hedged ($/BOE)(3)	45.87	47.05	38.85

Average Costs per BOE:
Lease operating expense	$4.16	$4.04	$4.14
Production and ad valorem taxes	3.14	2.96	2.27
Gathering and transportation expense	0.66	0.46	0.43
General and administrative - cash component	0.87	0.96	0.82
Total operating expense - cash	$8.83	$8.42	$7.66

General and administrative - non-cash component	$0.55	$0.81	$0.88
Depreciation, depletion and amortization	12.68	12.48	10.73
Interest expense, net	1.67	1.48	1.18

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.

(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.

(3)
Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income plus non-cash (gain) loss on derivative instruments, net, net interest expense, depreciation, depletion and amortization, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense, gain on revaluation of investment and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Adjusted net income is a non-GAAP financial measure equal to net income attributable to Diamondback Energy, Inc. plus non-cash loss on derivative instruments, gain on revaluation of investment and related income tax adjustments. The Company’s computations of Adjusted EBITDA and adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income (loss).

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(unaudited, in thousands)

	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018	Three Months Ended June 30, 2017
Net income	$301,164	$178,154	$164,128
Non-cash (gain) loss on derivative instruments, net	13,667	38	(28,635)
Interest expense, net	17,096	13,701	8,245
Depreciation, depletion and amortization	129,867	115,216	75,173
Non-cash equity-based compensation expense	7,999	10,092	8,069
Capitalized equity-based compensation expense	(2,349)	(2,641)	(1,901)
Asset retirement obligation accretion expense	365	355	350
Gain on revaluation of investment	(4,465)	(899)	—
Income tax (benefit) provision	(6,607)	47,081	1,579
Consolidated Adjusted EBITDA	$456,737	$361,097	$227,008
Adjustment for noncontrolling interest	(86,568)	(20,353)	(8,574)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$370,169	$340,744	$218,434

Adjusted EBITDA per common share:
Basic	$3.75	$3.46	$2.23
Diluted	$3.75	$3.45	$2.22
Weighted average common shares outstanding:
Basic	98,614	98,555	98,142
Diluted	98,797	98,769	98,354

Adjusted net income is a performance measure used by management to evaluate performance, prior to non-cash loss on derivative instruments, gain on revaluation of investment, loss on sale of assets, other income and related income tax adjustments.

The following table presents a reconciliation of adjusted net income to net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended June 30, 2018
	Pre-Tax Amounts	Amounts Per Share
Net income attributable to Diamondback Energy, Inc.	$219,146	$2.22
Non-cash loss on derivative instruments	13,667	0.14
Gain on revaluation of investments	(4,465)	(0.05)
Other income	(87,396)	(0.89)
Adjusted income excluding non-cash loss on derivative instruments, gain on revaluation of investment and other income	140,952	1.42
Income tax adjustment for above items	17,031	0.17
Adjusted net income	$157,983	$1.59

Derivatives

As of the filing date, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Swaps - West Texas Intermediate (Cushing)	27,000	26,000	7,000	4,000	4,000	3,000
	$51.27	$51.27	$55.29	$51.86	$51.59	$49.82
Swaps - West Texas Intermediate (Magellan East Houston)	—	5,000	5,000	—	—	—
	$—	$69.64	$68.17	$—	$—	$—
Swaps - Crude Brent Oil	6,000	10,000	5,000	1,000	1,000	1,000
	$54.99	$62.51	$72.82	$72.30	$72.30	$72.30
Basis Swaps	15,000	15,000	2,000	—	—	—
	$(0.88)	$(0.88)	$(10.13)	$—	$—	$—
Three-Way Collar Short Put - West Texas Intermediate (Cushing)	—	—	10,000	10,000	—	—
	$—	$—	$45.00	$45.00	$—	$—
Three-Way Collar Floor - West Texas Intermediate (Cushing)	—	—	10,000	10,000	—	—
	$—	$—	$55.00	$55.00	$—	$—
Three-Way Collar Ceiling - West Texas Intermediate (Cushing)	—	—	10,000	10,000	—	—
	$—	$—	$70.76	$69.71		$—
Three-Way Collar Short Put - West Texas Intermediate (Magellan East Houston)	—	5,000	5,000	2,000	—	—
	$—	$55.00	$55.00	$55.00	$—	$—
Three-Way Collar Floor - West Texas Intermediate (Magellan East Houston)	—	5,000	5,000	2,000	—	—
	$—	$65.00	$65.00	$65.00	$—	$—
Three-Way Collar Ceiling - West Texas Intermediate (Magellan East Houston)	—	5,000	5,000	2,000	—	—
	$—	$78.23	$76.76	$76.00	$—	$—
Three-Way Collar Short Put - Crude Brent Oil	—	—	8,000	8,000	4,000	2,000
	$—	$—	$55.00	$55.00	$55.00	$55.00
Three-Way Collar Floor - Crude Brent Oil	—	—	8,000	8,000	4,000	2,000
	$—	$—	$65.00	$65.00	$65.00	$65.00
Three-Way Collar Ceiling - Crude Brent Oil	—	—	8,000	8,000	4,000	2,000
	$—	$—	$81.25	$81.25	$84.58	$87.90

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q3 2018	Q4 2018
Swaps	20,000	20,000
	$3.02	$3.07

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com